Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Registration Statement on Form SB-2 of our report dated July 15, 2005 relating to the consolidated financial statements of STB, Inc. as of December 31, 2004 and 2003 and to the reference to our firm under the caption "Experts" in the Prospectus.



Cowan, Gunteski & Co., P.A.

/s/ Cowan, Gunteski & Co., P.A.


Toms River, NJ
July 26, 2005